Exhibit 10.42

                                    AGREEMENT

      AGREEMENT made this 29th day of November, 1999, between Biscount Overseas Ltd., a private company with offices at Freilager Strasse 47, Zurich, Switzerland ("Biscount"), Shimshon Halperin, with an address at 20 Wallenberg Circle, Monsey, New York, 10952 ("Halperin") and Tuva Financial Ltd., a private company with offices at Mannenstrasse 2, Zurich, Switzerland ("Tuva"), on the one hand, and TTR Technologies, Inc., a Delaware company with offices at 1841 Broadway, New York, New York ("TTR Inc.") and TTR Technologies Ltd., an Israeli company with offices at 2 HaNagar Street, Kfar Saba, Israel ("TTR Ltd." together with "TTR Inc." the "Companies") on the other hand.

                               W I T N E S S E T H

      WHEREAS, Biscount, Halperin, Tuva and the Companies desire to settle certain differences of opinion amongst them on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the parties agree hereafter as follows:

1. Agreement by TTR Inc. Subject to the terms and conditions set forth herein and in consideration of the releases contained herein, without acknowledging any admittance of liability TTR Inc. undertakes to (i) remit to Biscount the following amounts upon the occurrence of the events specified below and solely from the sources identified below and (ii) issue the following securities, all as therein specified:

      (i) $75,000 on the Closing Date (as hereinafter defined);

      (ii) $75,000 within ten (10) business days following TTR Inc.'s receipt of the proceeds of any investment by the strategic investor with whom it is currently in negotiations and solely from such proceeds; provided, that, if such investment is not consummated, then such amount shall be remitted solely from the net proceeds by TTR Inc. of any equity investment where the net proceeds to TTR Inc. thereof shall aggregate at least $2 million; provided, that, the payment thereof will not be restricted by the terms of such investment;

      (iii) $50,000 upon (and subject to) the reduction of the aggregate amount of principal and accrued interest owing by TTR Inc. to the investors holding TTR Inc. debentures issued between April and December 1998 in connection with TTR Inc.'s private placement financing (hereinafter, the "Bridge Loan Financing") to an aggregate amount not exceeding $500,000, such amount to be remitted in the calendar quarter following the calendar quarter on which such reduced amount of Bridge Loan Financing has been recorded on the Company's quarterly or year-end financial statement;

provided, that, in the event that the Company is unable to make (or for any reason has not yet made) the payment specified in items (ii) and (iii) above as contemplated therein, then such amounts shall become due and payable solely from TTR Inc.'s operating revenues at the rate of twenty percent (20%) of such revenues actually received by the Company (such amount payable being the "Remittable Revenue

Amount") and the Remittable Revenue Amount shall be remitted to Biscount within 15 business days following its receipt and recording by the Company; and

      (iv) On the Closing Date, issue to Biscount warrants to purchase up to 15,000 shares of TTR Inc.'s Common Stock par value $0.001 ("Common Stock") at an exercise price per share of $2.50 and warrants to purchase up to 35,000 shares of Common Stock at an exercise price per share of $3.50, such warrants to be substantially on the form attached hereto as Exhibit A. The amounts payable to Biscount under Items (i) through (iii) above and the securities issued under item (iv) above shall hereinafter be referred to collectively as the "Settlement Amount".

2. Release.

(a) In consideration of the Company's agreement to remit to Biscount the Settlement Amount, each of Biscount, Tuva and Halperin (and each of their respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Companies, their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising as a result of any investment in the Companies. The foregoing release shall not be construed as a waiver by Biscount, Tuva or Halperin of the due and full performance by the Companies of its obligations specifically undertaken pursuant to this Agreement.

(b) In consideration of the releases in Section 2 (a) above, each of Companies (and each of their respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of Biscount, Tuva and Halperin, their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof.

3. Closing. The closing of the transactions contemplated hereby shall take place on on such date on or prior to Tuesday November 30, 1999 as shall be mutually agreed to by the parties at a time and place mutually agreeable to the parties (such date being the "Closing Date").

4. Confidentiality. Each of Biscount, Tuva, Halperin and the Companies hereby undertakes (i) to keep confidential and (ii) not to disclose to any party - any and all matters relating to this Agreement, unless required by applicable law or relevant regulations.

5. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.


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

6. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

7. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Entire Agreement. This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

10. Governing Law; Forum

      10.1 This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York. All disputes, controversies, differences or questions arising out of or relating to this Agreement, or to the validity, interpretation, breach, violation or term thereof, will be finally and solely determined and settled by an arbitrator in Israel, mutually agreed upon or appointed by the Parties.

      10.2 Such arbitrator shall not be bound by the rules of evidence or civil procedure but shall give written reasons for any decision. The signing of this Agreement constitutes a an agreement to arbitrate under Article 75 of the New York Civil Practice Law and Rules.

      10.3 The arbitrator shall be authorized to render interim decisions and partial verdicts and shall have the right to issue verdicts whether of law or compromise.

      10.4 In the absence of agreement between the Parties either shall have the right to apply to American Arbitration Association, New York Office to appoint an arbitrator to act in accordance with the provisions set out in this section 10.

11. Representation. Each Party acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

12. Non-Disparagement. None of Halperin (and his respective heirs, personal representatives, successors), Biscount, Tuva or the Companies (and their respective officers, directors, employees, agents, attorneys, insurers, successors and assigns) shall disparage the other parties hereto or their businesses.

      IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.


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

Biscount Overseas Ltd.              TTR Technologies, Inc.

By: /s/ Josef Ovadiah               By: /s/ Marc D. Tokayer
    -------------------------           --------------------------
Title: President                    Title: President


Tuva Financial Ltd.

By: /s/ Mina Ledereich
    -------------------------
Title: Director


/s/ Shimshon Halperin
-----------------------------
Shimshon Halperin
                                    TTR Technologies Ltd.

                                    By: /s/ Marc D. Tokayer
                                        ----------------------
                                    Title: President


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

                                    EXHIBIT A

                                     WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE BY THE RECORD HOLDER HEREOF SET FORTH IN THIS WARRANT.

                             TTR TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                                   in favor of

                              BISCOUNT OVERSEAS LTD

                                                Date:_____________

No.                                       _______  Common Shares

      FOR VALUE RECEIVED, TTR TECHNOLOGIES, INC., a Delaware company (the "Company"), hereby grants to BISCOUNT OVERSEAS LTD. or its registered assignees (the "Holder"), the right to purchase, subject to the terms and conditions hereof, __________ (______) fully paid and non-assessable shares of Common Stock of the Company, par value $0.001 ("Shares"). The purchase price for each Share purchased pursuant to this Warrant shall be equal to $____, subject to the terms hereof. Hereinafter, (i) such Shares, together with any other equity security which may be issued by the Company in substitution therefor, are referred to as the "Shares"; (ii) the shares purchasable hereunder are referred to as the "Warrant Shares"; (iii) and the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set froth hereinafter, is referred to as the "Per Share Warrant Price"; and (iv) this warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

1. Warrant Period; Exercise of Warrant


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

      1.1 This Warrant may be exercised in whole at any time commencing 9:00 a.m., New York City time, on any business day on or after the issuance thereof and continuing up to the third anniversary thereof (the "Warrant Period"), by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the number of Warrant Shares.

      1.2 Upon such surrender of this Warrant, the Company will: a) issue a certificate or certificates in the name of Holder for the Warrant Shares to which the Holder shall be entitled and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant.

      1.3 Any stamp tax attributable to the issuance of the Shares shall be borne solely by Holder.

      1.4 Unless there is an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") covering the resale of the Warrant Shares, at the option of the Holder, in lieu of exercising this Warrant in the manner provided in Subsection 1.1 above, the Holder may elect, pursuant to the terms of this Subsection 1.1, to receive Shares equal to the value of this Warrant (taking into account only that portion of this Warrant that is then exercisable) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares using the following formula:

                                  X = Y(A-B)
                                      ------
                                         A

where X = The number of Shares to be issued to the Holder.

      Y = The number of Shares purchasable under this Warrant (at the date of such calculation).

      A = The fair market value of one Share (at the date of such calculation).

      B = The Per Share Warrant Purchase Price.

2. Representations and Warranties

      The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to or for the sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Warrant or the Warrant Shares; (ii) understands (x) that


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

      if it should thereafter decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act, (y) this Warrant and the Warrant Shares are not registered under the Securities Act; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

3. Reservation of Shares

      The Company covenants that at all times during the Warrant Period it shall have authorized and in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of preemptive rights and restrictions on sale or transfer except as otherwise set forth herein or in the By-Laws.

4. Registration Rights

      The Holder acknowledges that there exists an effective Company registration statement filed under the Securities Act on or about October 4, 1999 [Registration No. 333-85085] (the "Filed Registration Statement"), which Filed Registration Statement inludes certain securities (other than the Warrant Shares) held by the Holder. The Holder further acknowledges that the Filed Registration Statement was filed pursuant to the terms of a Registration Rights Agreement, dated as May 13, 1999, between the Company and the Initial Investors named therein (the "Initial Investors"). The Company will explore the option of amending the Filed Registration Statement to include the Warrant Shares, subject to the Holder executing a lock-up agreement in substantailly the same form as previously signed by Biscount.

      In the event that the Company does not for whatever reason amend the Filed Registation Statement to include the Warrant Shares, then if the Company shall file a registration statement for any shares of its Common Stock, it shall include in the registration statement relating thereto the Warrant Shares, except that where such registration statement was filed on behalf of a shareholder or a rights holder, such inclusion shall be with the consent of such shareholder or rightsholder. In the event that such registration offering involves an underwriting, the rights of the Holder to have the Warrant Shares included in such registration statement shall be conditional upon the underwriter's determination as to the marketing factors requiring limitation of such right, and the underwriter may preclude any or all securities of the Holder which could have otherwise been included in such offering.


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

5. Adjustment

      5.1 In case prior to the expiration of this Warrant by exercise or by its terms the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares by a stock split or a similar transaction, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares purchasable at that time shall be proportionately increased; and, conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares by a reverse split or similar transaction, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant shall be proportionately increased and the number of Warrant Shares purchaseable at that time shall be propotionately reduced. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

      5.2 In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or the continuing corporation) or in the case of any sale or conveyance to another corporation or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, in any such case, the Company or such successor or purchasing corporation or entity, as the case may be, shall
      (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

      5.3 In case of any reclassification or change of the Warrant Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specific par value, or as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the Shares (other than a change in the par value, or from no par


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

      value to a specific par value or, as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

      5.4 The above provisions of this paragraph 5 shall similarly apply to successive reclassifications and changes of Shares and to successive consolidations, sales, leases or conveyances.

6. Limited Transfer

      (a) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in a transation exempt from registration under the Securities Act and any applicable state securities laws, and is so transferable only on the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered holder of record as the Holder for all purposes. The Company may require the Holder to provide the Company with an opinion of counsel in substance reasonably satisfactory to it or to its counsel as to such exemption. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

      (b) In no event shall the Company be obligated to effect any transfer of Warrants or Warrant Shares unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or unless the Company has received an opinion in substance reasonably satisfactory to it from counsel that such registration is not required. Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

7. Loss, etc. of Warrant

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or


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

destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. Warrant Holder Not Shareholder

Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

9. Headings

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10. Notices.

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with a National Post Office, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company's books and to the Company at the address of its principal offices set forth above. With respect to Holders located outside Israel, such notice shall be deemed effectively given upon personal delivery to the party to be notified, 15 business days after deposit with a National Post Office for dispatch by registered or certified airmail, or when given by telecopier or other form of rapid written communication, provided that confirming copies are sent by such airmail.

11. Governing Law

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed within such State.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed as of the date first written above.

TTR TECHNOLOGIES, INC.


By: _________________________

                                    EXHIBIT A

                              WARRANT EXERCISE FORM


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

                                          ________________, ____

TO: TTR Technologies, Inc.
RE: Exercise of Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of ___________________ Common Shares of TTR Technologies, Inc. at $7.80 per Common Share. Payment to the Company of the total purchase price for such shares has been made simultaneously with the delivery of this exercise of warrant.

By: ____________________________


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